Exhibit 10.2

THIS SUBORDINATED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE.

PAYMENT UNDER THIS PROMISSORY NOTE IS SUBORDINATED TO ANY PRESENT OR FUTURE INDEBTEDNESS OWING FROM THE MAKER TO THE LENDERS UNDER THAT CERTAIN LOAN AND SECURITY AGREEMENT, DATED AS OF APRIL 9, 2018, AS AMENDED, BY AND AMONG GACP FINANCE CO., LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, THE LENDERS PARTY THERETO, SECURUS365, INC., EVANCE, INC., EVANCE CAPITAL, INC., OMNISOFT, INC., AND CROWDPAY.US, INC., AS BORROWERS, AND MAKER, AS PARENT GUARANTOR.

SUBORDINATED PROMISSORY NOTE

$1,000,000	July 26, 2018

FOR VALUE RECEIVED, The OLB Group, Inc., a Delaware corporation (“Maker”), hereby promises to pay to John Herzog, an individual residing in the State of Connecticut (“Payee”), the principal sum of ONE MILLION DOLLARS ($1,000,000), together with interest on the unpaid amount thereof since the issuance date hereof, on the terms and conditions described below.

1. Maturity Date. This Subordinated Promissory Note (this “Note”) shall mature on March 31, 2019 (the “Maturity Date”). Upon maturity, all outstanding obligations under this Note, including outstanding principal and accrued but unpaid interest, shall be immediately due and payable.

2. Interest Rate and Payment Terms. Subject to the terms and conditions hereof, this Note shall bear interest at a rate per annum equal to twelve percent (12%), compounding annually (the “Interest Rate”), on the unpaid principal amount of this Note. Interest shall be computed on the basis of a 365 day year, counting the actual number of days elapsed. Interest shall be payable by the Maker to Payee monthly in arrears on the first business day following the end of each calendar month (each date of payment being an “Interest Payment Date”). All payments under this Note, including payments of principal and interest, shall be in lawful money of the United States of America and paid by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note. If a payment date is other than a business day, payment shall be made on the next succeeding business day.

3. Prepayments. Maker shall have the right to prepay this Note in whole or in part at any time without premium or penalty and without the consent of Payee. Any prepayment, whether in whole or in part, shall be applied first to accrued and unpaid expenses, next to accrued and unpaid interest and then to principal, and interest shall immediately cease to run on any amount of the principal so prepaid.

4. Security Interest and Collateral.

(a) To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of Maker to Payee under this Note), Maker, for the purpose of granting to Payee a continuing security interest and lien, hereby collaterally assigns, pledges, delivers and sets over to Payee;

(i) 100,000 shares of common stock of MoneyOnMobile, Inc. (the “Issuer”) (ticker symbol “MOMT”) beneficially owned by Maker, together with any certificates representing such shares, any interest of Maker in the entries on the books of any financial intermediary pertaining to such shares and any dividends, distributions, return of capital, proceeds or other property or securities received in exchange for or in respect of the foregoing (collectively, the “Pledged Collateral”), and

(ii) all of the following rights relating to the equity interests included in clause (1) above, whether arising under the organizational documents of the Issuer or under the applicable laws of such Issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships, as applicable, or otherwise: (i) all economic rights (including all rights to receive dividends and distributions), (ii) all voting rights and rights to consent to any particular action(s) by the applicable Issuer and (iii) all certificates evidencing any of the foregoing described Pledged Collateral (all of the foregoing, the “Related Rights” and, together with the Pledged Collateral, the “Collateral”).

Notwithstanding the foregoing, the rights relating to the applicable equity interests included in the “Pledged Collateral” shall not include more than 65% of the voting equity interests of (i) any entity that is not incorporated or organized under the laws of a State within the United States of America or the District of Columbia, and that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to which a party hereto is a “US Shareholder” within the meaning of Section 951(b) of the Code (each a “Foreign Subsidiary”), or (ii) any subsidiary that has no material assets other than equity interests of one or more Foreign Subsidiaries; provided, however, in each case, the grant of a security interest in excess of such percentage could reasonably be expected to cause any material adverse tax consequences to the parties hereto and provided that immediately upon the occurrence of any circumstances under which the grant of a security interest in excess of such percentage could not reasonably be expected to cause material adverse tax consequences to any party hereto, “Pledged Collateral” shall automatically and without further action required by, and without notice to, any Person, include such greater percentage of equity interests) of the outstanding equity interests of such Person

(b) The security interest in the Collateral granted hereby shall be senior in right with all other security interests that have been granted by Maker prior to the date hereof and shall continue in effect to secure all obligations owing to Payee hereunder from time to time incurred or arising unless and until such obligations have been indefeasibly paid and satisfied in full.

(c) All certificates or other instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Payee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank. At the request of Payee, Maker shall execute and deliver to Payee from time to time all financing statements, amendments, continuation financing statements, assignments, affidavits, reports, notices, letters of authority and all other documents that Payee may reasonably request in form reasonably satisfactory to Payee necessary to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby from time to time. Maker hereby authorizes Payee to receive, hold and/or deliver directly to itself, as applicable, any certificates, instruments or stock distributions issued in connection with the Collateral, in each case to be held by Payee as part of the Collateral, subject to the terms hereof. Upon an Event of Default (as defined below), Payee shall have the right to transfer to or to register in the name of Payee or any of its nominees any or all of the Collateral. In addition, Payee shall have the right, at such time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations. Maker hereby agrees that so long as any obligations remain outstanding under this Note, Maker will as reasonably requested in writing by Payee (i) promptly execute and deliver all further instruments and documents and take all further reasonable action that may be reasonably necessary in order to (A) perfect and protect the security interest created or purported to be created hereby, and (B) enable Payee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; (ii) not sell, assign, exchange or otherwise dispose of any of the Collateral or any interest therein or create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interest created hereby; provided, that Maker may sell or dispose of the Collateral without such consent if it substitutes collateral of substantially equivalent value reasonably acceptable to Payee or uses all of the proceeds thereof that are payable to Maker to pay Maker’s outstanding obligations under this Note until such obligations have been satisfied in full.

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(d) So long as no Event of Default has occurred and been declared and is continuing, Maker shall have the right to receive and keep all dividends and other distributions payable in respect of the Collateral and to vote all securities constituting part of the Pledged Collateral, and to exercise any other voting rights pertaining to such Collateral, and to give consents, ratifications and waivers with respect thereto, and to exercise all of Maker’s rights as a holder of such securities for all purposes.

(e) As additional security for the prompt payment and performance of Maker’s obligations and liabilities under this Note, a related party has granted to Payee a lien and security interest in certain shares of Maker owned by such party pursuant to the terms of a Limited Guaranty and Pledge Agreement of even date herewith (the “Related Party Pledge Agreement”).

5. Subordination. Payee hereby acknowledges and agrees that the indebtedness of Maker under this Note shall be subordinated in all respects to Maker’s indebtedness under that certain Loan and Security Agreement, dated as of April 9, 2018, as amended on or about the date hereof, and as it may subsequently be amended (the “Credit Agreement”) by and among GACP Finance Co., LLC, as administrative agent and collateral agent (“GACP”), the lenders party thereto (the “Lenders”), Securus365, Inc., eVance, Inc., eVance Capital, Inc., OMNISOFT, Inc., and Crowdpay.us, Inc., as borrowers, and Maker, as parent guarantor. If reasonably required by GACP or the Lenders, Payee will promptly execute and deliver to GACP and the Lenders such reasonable and customary subordination, intercreditor or other agreements with respect to the indebtedness under this Note that is subordinated to Maker’s indebtedness under the Credit Agreement, provided that any such subordination agreement shall not prohibit the payment of the principal amount or interest when due hereunder, other than as provided in the Credit Agreement.

6. Representations and Warranties. Maker hereby represents, warrants and covenants, as of the date hereof, that:

(a) except as pledged herein, Maker is the direct and beneficial owner of the Pledged Collateral and is owned by Maker and pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options, other than restrictions on transferability arising under applicable Federal and state securities laws and as contemplated by the Credit Agreement;

(b) Maker has the requisite and legal authority to execute, deliver, and perform under this Agreement and to pledge the Collateral hereunder;

(c) this Agreement constitutes the valid and binding obligation of Maker, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor’s rights generally, and the pledge of the Collateral referred to herein is not in violation of and shall not create any default under any material contractual obligation of Maker;

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(d) contemporaneously with the execution hereof, such Maker is delivering to Payee any certificates representing or evidencing the Pledged Collateral, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Payee, and the pledge and assignment of the Collateral and the grant of a security interest under this Note shall vest in Payee all of Maker’s rights in the Collateral as contemplated hereunder; and

(e) to Maker’s knowledge, none of the Pledged Collateral has been issued or otherwise transferred in violation of the Securities Act of 1933, as amended, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject.

7. Events of Default.

(a) One or more of the following events shall constitute an event of default (each, an “Event of Default”):

(i) Maker shall default in any payment of the principal or interest under this Note after the same shall become due and payable for more than five (5) business days after such payment is due;

(ii) Maker shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against Maker in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Maker, or of all or any substantial part of the properties of Maker, or Maker or its directors or stockholders shall take any action looking to the dissolution or liquidation of Maker;

(iii) Within ninety (90) days after the commencement of any proceeding against Maker seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within ninety (90) days after the appointment of any trustee, receiver or liquidator of Maker or of all or any substantial part of the properties of Maker, such appointment shall not have been vacated; or

(iv) Maker shall fail to observe or perform any other obligation to be observed or performed by it under this Note within twenty (20) days after written notice from Payee to perform or observe the obligation, or any representation or warranty made by Maker hereunder shall be false in any material respect as of the date made and such representation or warranty is not cured, if susceptible to cure, within twenty (20) days after written notice from Payee.

(v) An event of default occurs under the Credit Agreement and, as a result thereof, the maturity of the indebtedness evidenced thereby is accelerated in accordance with the terms thereof.

(b) Upon the occurrence of an Event of Default, at the option and upon the declaration of Payee, the entire unpaid principal and accrued and unpaid interest under this Note, and all other amounts owing under this Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be immediately due and payable, and Payee may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity or otherwise, including taking possession of the Collateral wherever it may be found and exercising any rights and remedies that may be available to Payee in respect of the Collateral.

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(c) Without limiting the generality of paragraph (b) above, upon an Event of Default, Payee may, subject to any requirements of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by Payee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as Payee in its sole discretion may determine. Maker hereby waives and releases any and all right or equity of redemption, whether before or after any sale hereunder. At any such sale, unless prohibited by applicable law, Maker may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption.

(d) Notwithstanding the foregoing, if any Event of Default occurs under clauses (ii) or (iii) of Section 7(a), all unpaid principal and accrued and unpaid interest on this Note, and all other amounts owing under this Note, shall automatically become immediately due and payable without any declaration or notice from Payee. Upon the occurrence of an Event of Default and a declaration of such by Payee hereunder, Maker shall pay all reasonable out-of-pocket costs of collection incurred by Payee. Without limiting the foregoing, from and after the occurrence of an Event of Default, interest shall accrue on the obligations under this Note at a rate equal to the Interest Rate plus two percent (2%).

(e) Maker hereby irrevocably appoints Payee its attorney-in-fact, subject to the terms hereof, following the occurrence and during the continuance of an Event of Default, at Payee’s option and Payee’s provision of notice to such Maker of its intent to exercise remedies against the Pledged Collateral, (i) to effectuate the transfer of the Pledged Collateral on the books of the Issuer thereof to the name of Payee, for the benefit of Payee and the Lenders, or to the name of Payee’s nominee, designee or transferee; (ii) to endorse and collect checks payable to such Maker representing distributions or other payments on the Pledged Collateral; and (iii) to carry out the terms and provisions hereof. Maker acknowledges and agrees that Payee shall be authorized at any time to provide a copy of this Agreement to any Issuer as evidence that Payee has been given the foregoing power of attorney.

8. Private Sale. In the event Payee has elected to enforce the remedies available in Section 7(c), Maker recognizes that Payee may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended and the regulations promulgated thereunder (the “Securities Act”), and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.

9. Payee Expenses. Maker shall promptly pay all reasonable out of pocket costs and expenses of Payee (including the reasonable fees, costs and expenses of attorneys for Payee in an amount not to exceed $15,000) in connection with this Note, the Related Party Pledge Agreement and the transactions contemplated hereby and thereby (collectively, the “Loan Transactions”), including without limitation: (a) the documentation, negotiation, and closing of the Loan Transactions, (b) the creation, perfection and maintenance of any liens in favor of Payee pursuant to the Loan Transactions; (c) the exercise and performance by Payee of its rights and remedies with respect to the Loan Transactions, (d) any amendments, modifications, consents and waivers to and/or under any and all documents relating to the Loan Transactions (whether or not such amendments, modifications, consents or waivers are consummated), (e) any litigation, dispute, suit or proceeding arising from the Loan Transactions, and (f) any workout, collection, bankruptcy, insolvency and other enforcement proceedings arising from any of the Loan Transactions (including the costs and expenses of restructuring experts, investment bankers, financial consultants, valuation firms and other professionals and advisors retained by or on behalf of Payee). Any fees, costs and expenses owing by Maker hereunder shall be due and payable within ten (10) business days after written demand therefor.

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10. Indemnification. Maker shall defend, indemnify and hold harmless Payee, his successors and assigns, his affiliates, their respective directors, officers, employees, attorneys and agents (the “Indemnified Parties” and each, an “Indemnified Party”) and hold it harmless from and against any and all claims, debts, liabilities, losses, demands, obligations, actions, causes of action, fines, penalties, costs and expenses (including reasonable and documented attorneys’ fees), of every nature, character and description which such Indemnified Party may sustain or incur based upon or arising out of any of the Loan Transactions (except any such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction). Notwithstanding any provision in this Agreement to the contrary, this Section 10 shall remain operative even after the Maturity Date and shall survive the payment in full of all of the obligations owing hereunder.

11. Amendment; Waiver; Remedies. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of a party hereto but only by an agreement in writing signed by both parties. No failure or delay by Payee in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

12. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Note shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof. Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York Supreme Court, County of New York, or in the United Stated District Court for the Southern District of New York (and any courts in which appeals from such courts may be heard) (the “Specified Courts”). The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the Specified Courts in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Specified Courts and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Note or any obligations hereunder.

13. Successors and Assigns. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void. Subject to the foregoing, this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of Maker and Payee.

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14. Severability; Usury Laws. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The parties further agree to replace such invalid or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance at a rate which could subject Maker or Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate.

15. Continued Effectiveness; Waiver or Delay. This Note shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Maker for or delay in enforcing or failure to enforce, performance or payment of Maker’s obligations, (b) any failure, neglect or omission on Payee’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Maker or any other party securing the obligations under this Note, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (d) the invalidity or unenforceability of any obligations or rights in any Collateral under this Note, (e) the existence or nonexistence of any defenses which may be available to Maker with respect to the obligations under this Note or (f) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Maker. No failure or delay by Payee in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in this Agreement to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that Maker or any other party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of this Note.

16. Lost, Mutilated or Stolen Note. Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon the surrender of this Note or cancellation to Maker at its principal office, Maker will execute and deliver, in lieu thereof, a new Note of like tenor containing the same terms as this Note, dated so that there with no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by Maker shall not be deemed to be an outstanding Note for any purpose.

17. Entire Agreement. This Note constitutes the entire agreement among the parties with respect to the subject matter hereof and referenced herein, and supersedes and terminates any prior agreements between the parties with respect to the subject matter hereof.

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18. Notices. Any notices, consents or approvals hereunder shall be in writing and be sent and deemed to have been received as follows: (a) when delivered, if personally delivered or sent via facsimile (with affirmative confirmation of receipt), or (b) one (1) business day following delivery to a nationally recognized overnight courier or (c) on the third (3rd) business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail, postage pre-paid, return receipt requested, in each case addressed, to the address of the party as set below, or such other address as provided by a party in accordance with the terms of this Section 16.

If to Maker, to: The OLB Group, Inc. 200 Park Avenue, Suite 1700 New York, NY 10166	With a copy (which shall not constitute notice) to: Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Barry I.
Attn: Ronny Yakov, Chief Executive Officer Email: ronny@olb.com	Attn:	Grossman, Esq. Matthew A. Gray, Esq.
	Tel:	(212) 370-1300
	Fax:	(212) 370-7889
	Email:	bigrossman@egsllp.com mgray@egsllp.com
If to Payee, to: John Herzog [ADDRESS] Tel:	With a copy (which shall not constitute notice) to: Frankfurt Kurnit Klein & Selz PC 488 Madison Ave. New York, NY 10022
Fax:	Attn:	Jay S. Rand, Esq.
Email: john@herzogandco.com	Tel:	(212) 705-4825
	Fax:	(347) 438-2143
	Email:	JRand@fkks.com

19. Interpretation. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof. The definitions contained in this Note are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Note shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include” and “including” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation.” The words “herein,” “hereto,” and “hereby” and other words of similar import in this Note shall be deemed in each case to refer to this Note as a whole and not to any particular Section or other subdivision of this Note. The term “business day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close in New York, New York.

20. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signature on each such counterpart were on the same instrument. Further, this Note may be executed by transfer of an originally signed document by facsimile or e-mail (in PDF or a similarly scanned format), each of which will be as fully binding as an original document.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its duly authorized officer as the day and year first above written.

THE OLB GROUP, INC.

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: Chief Executive Officer

Acknowledged and agreed by the undersigned Payee as of the date first set forth above:

/s/ John Herzog
John Herzog